 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2022

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way
Parsippany, NJ 07054
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (609) 474-6455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ISEE	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about IVERIC bio, Inc.'s (the "Company") future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “future”, “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this Current Report on Form 8-K, the Company’s forward-looking statements include statements about the Company's expectations regarding its projected use of cash, cash equivalents and marketable securities and the sufficiency of its cash resources, and statements regarding the Company’s financing plans. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the progression and duration of the COVID-19 pandemic and responsive measures thereto and related effects on the Company’s research and development programs, operations and financial position, expectations for regulatory matters, the initiation, progress and success of research and development programs and clinical trials, including mechanism of action and enrollment and retention in clinical trials, availability of data from these programs, reliance on clinical trial sites, contract development and manufacturing organizations and other third parties, establishment of manufacturing capabilities, developments from the Company’s competitors and the marketplace for the Company’s products, human capital matters, and negotiation and consummation of business development transactions and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

Item 8.01 Other Events.

Reaffirmation of Financial Guidance

As of December 31, 2021, the Company had cash, cash equivalents and available-for-sale securities of $381.7 million. The Company currently estimates that its year-end 2022 cash, cash equivalents and available-for-sale securities will range between $215 million and $225 million. The Company also estimates that its cash, cash equivalents and available-for-sale securities will be sufficient to fund the Company’s planned capital expenditure requirements and operating expenses through at least mid-2024. These estimates are based on the Company’s current business plan, which includes the continuation of its ongoing clinical development programs for Zimura® (avacincaptad pegol) in geographic atrophy ("GA") and autosomal recessive Stargardt disease ("STGD1") and the initiation of an intermediate age-related macular degeneration ("AMD") clinical trial, preparation and potential filing of a new drug application and a marketing authorization application for Zimura in GA, continuing preparations for a potential commercial launch of Zimura in GA, investing in sustained release delivery technologies for Zimura, and the advancement of the Company’s IC-500 development program. Excluded from these estimates are any potential approval or sales milestones payable to Archemix Corp. or any potential expenses for actual commercial launch of Zimura, such as sales force expenses, any additional expenditures related to potentially studying Zimura in indications outside of GA, STGD1 and intermediate AMD, or resulting from the potential in-licensing or acquisition of additional product candidates or technologies, or any associated development the Company may pursue. The Company has based these estimates on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.

No Plans for Equity Financing Prior to GATHER2 Topline Data

In addition, the Company does not currently plan to offer equity or equity-linked securities for capital-raising purposes in advance of topline data for the Company’s GATHER2 clinical trial becoming available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVERIC bio, Inc.

Date: March 25, 2022	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer

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